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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Earthshell Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EARTHSHELL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2002

        The 2002 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Fess Parker's DoubleTree Resort, 633 E. Cabrillo Boulevard, Santa Barbara, California 93103, on May 29, 2002 at 10:00 a.m. Pacific Daylight Time, for the purposes of:

          (1)  Electing six directors to serve until the 2003 annual meeting of stockholders and until their successors are elected and have qualified; and

          (2)  Transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 17, 2002 as the record date for the determination of stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting in person. Whether or not you expect to attend, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as, in accordance with the Company's Bylaws, you have notified the Secretary in writing of your intention to revoke your proxy before it has been voted.

By Order of the Board of Directors
D. Scott Houston Secretary
Santa Barbara, California April 18, 2002

EARTHSHELL CORPORATION

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2002

        This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Fess Parker's DoubleTree Resort Santa Barbara, 633 E. Cabrillo Boulevard, Santa Barbara, California 93103, at 10:00 a.m. Pacific Daylight Time, on May 29, 2002, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy were mailed on or about April 24, 2002 to all stockholders entitled to vote at the Annual Meeting.

        The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

Record Date and Voting

        On April 17, 2002, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 131,031,891 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise.

        Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote. A broker non-vote will generally have the effect of a negative vote.

        Simon K. Hodson and D. Scott Houston, the persons named as proxyholders on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in that capacity. Mr. Hodson is a director of the Company.

        Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked in writing before they are voted) will be voted at the Annual Meeting FOR the nominees named below for election as directors.With respect to any other business, which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 not more than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided, however, that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

ELECTION OF DIRECTORS

        The Board of Directors of the Company is currently comprised of seven members. All directors are elected each year at the annual meeting of stockholders. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, except for Mr. Noling, who has notified the Company that he will not stand for re-election. If any other such nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the proxy holders. The Company is in the process of selecting another nominee to fill the vacancy that will be left by the departure of Mr. Noling.

        Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 not more than the tenth day following the first public announcement of the Annual Meeting.

        The following table sets forth the name and age of each director, the year the director was first elected and his or her position with the Company.

Name	Age	Position	Director Since
Essam Khashoggi	62	Chairman of the Board	1992
Simon K. Hodson	47	Vice Chairman of the Board, Chief Executive Officer and President	1992
John Daoud	66	Director	1992
Layla Khashoggi	44	Director	1992
Howard J. Marsh	77	Director	1999
Michael S. Noling*	63	Director	2001
George W. Roland	62	Director	2001

*
Not a candidate for re-election.

        The following is a biographical summary of the experience of each of the directors:

        Essam Khashoggi has served as Chairman of the Board of the Company since its organization in November 1992. Mr. Khashoggi has also served as Chairman of the Management Committee and Chief Executive Officer of E. Khashoggi Industries, LLC ("EKI") and its predecessor entity, E. Khashoggi

Industries, since their organization in October 1997 and June 1991, respectively. Mr. Khashoggi additionally serves on the representation boards of the joint venture entities the Company has formed with certain of its licensees. Mr. Khashoggi has served as a director and officer of a number of domestic and foreign companies engaged in licensing, manufacturing, real estate, marketing and design and he has served as a Trustee for the University of California Santa Barbara Foundation.

        Simon K. Hodson has served as Vice Chairman of the Board and Chief Executive Officer of the Company since its organization in November 1992 and as President of the Company since May 1999 and previously from December 1995 until May 1996. Mr. Hodson has also served as President and Vice Chairman of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively, and as President and Vice Chairman of Concrete Technology Corporation ("CTC") since August 1987. Mr. Hodson was President of National Cement & Ceramics Laboratories, Inc., a company previously engaged in materials science research, from June 1990 through 1995. He is a co-inventor of 62 issued U.S. patents and 37 issued foreign patents, as of March 15, 2002, all belonging to EKI.

        John Daoud has served as a Director of the Company since its organization in November 1992. Mr. Daoud served as Secretary of the Company from October 1996 through December 1999 and as the Assistant Secretary of the Company from June 1993 until October 1996. Mr. Daoud also served as the Chief Financial Officer and Secretary of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively and as the Manager and Principal Officer of Condas International, LLC and its predecessor since 1987. Since 1972, Mr. Daoud has advised Mr. Khashoggi and his affiliated entities on certain financial matters both in an individual capacity as well as Manager and Principal Officer of Condas International, LLC and its predecessor. From 1970 to 1972, Mr. Daoud was a Senior Auditor with Price Waterhouse and Company.

        Layla Khashoggi has served as a Director of the Company since its organization in November 1992. Ms. Khashoggi has also been a member of the Management Committee of EKI since its organization in October 1997 and a Director of CTC for the past five years. Ms. Khashoggi has served as an Executive Committee member of the Laguna Blanca School Board, Chairman of the Development Committee of Laguna Blanca School, Site Council Member of San Marcos High School, Co-Chairman of the Budget Committee of San Marcos High School, Executive Committee member of the Santa Barbara Zoo Board, Chairman of the Marketing Committee of the Santa Barbara Zoo Board, and member of the Board of Trustees of the Santa Barbara Public Education Foundation. Ms. Khashoggi is Essam Khashoggi's spouse.

        Howard J. Marsh served as Secretary of the Company from its inception through October 1996 and served as a full-time consultant to EKI from 1989 through 1993. Mr. Marsh was appointed a Director of the Company in April 1999. In 1989, Mr. Marsh joined Concrete Technology Corporation, a predecessor of EKI, as a consultant. Prior to joining the Company, Mr. Marsh practiced for several years as an attorney and subsequently, as a shareholder and member of the Board of Directors of Parsons, Behle & Latimer. From 1970 to 1973, Mr. Marsh was President of Kona-Post Corporation. From 1960 to 1969, Mr. Marsh served as General Counsel for Harvest Queen Mill & Elevator Co. and affiliated companies and started his own private law practice. Mr. Marsh also served for several years in government service, including service as a Special Agent in the FBI. Mr. Marsh is presently the President of Tippyune, Inc. a family owned corporation.

        George W. Roland has served as a Director of the Company since September 2001. Mr. Roland is currently a consultant and member of the Board of Astropower, Inc., including, serving as President and Chief Executive Officer of Astropower, Inc. from 1995 to 1998. Mr. Roland served as President and Chief Executive Offer from 1993-1995 for Siemens Solar Industries, L.P. Prior to 1993, Mr. Roland worked for Applied Superconductors as President and as Vice President of Kennametal, Inc. a large technology firm for over ten years. In addition, Mr. Roland holds 15 patents and has over 35 published papers.

        Michael S. Noling has served as Director of the Company since March 2001. From September 1993 until June 1995, Mr. Noling served as President and Chief Executive Officer of Wavefront Technologies and was a member of its Board of Directors. In June 1995, Wavefront was acquired by Silicon Graphics. Mr. Noling served as a consultant to the new company until December 1996. Previously, Mr. Noling had been a Managing Partner in Andersen Consulting (now Accenture). Mr. Noling currently serves as Board Chair and Audit Committee Chair of Motion Engineering, Centric Software, and Web Associates. Mr. Noling served on the Board of Transoft Networks from December 1996 until May 1999, when it was acquired by Hewlett Packard. Mr. Noling served on the Board of Mustang.com from May 1995 until May 2000, when it was acquired by Quintus Corporation. As noted about, Mr. Noling is not a candidate for re-election.

Committees of the Board of Directors

        The Executive Committee of the Board of Directors consists of Messrs. Khashoggi, Hodson and Daoud. The Audit Committee consists of Messrs. Noling, Marsh and Roland. The Compensation Committee consists of Messrs. Khashoggi, Marsh and Roland. The Stock Option Committee is comprised of Messrs. Khashoggi, Marsh and Noling. The Conflicts Committee is comprised of Messrs. Marsh and Roland. The Company does not have a nominating committee or other committee, which performs a similar function.

Executive Committee

        The Executive Committee met routinely during 2001 as requested by senior management to discuss strategy, policy and budgetary items. The primary function of the Executive Committee is to perform all of the duties otherwise vested in the Board of Directors when the Board is not in session, except for the following matters which have not been delegated to the Executive Committee: (1) declaring cash or stock dividends or distributions to stockholders of the Company; (2) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (3) amending or repealing the Certificate of Incorporation or Bylaws of the Company or adopting new ones; (4) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company; (5) authorizing or approving the issuance or sale of shares of stock of the Company; (6) authorizing the Company to perform or make a contract or commitment that is not contemplated by, or that has a financial commitment by the Company that exceeds the applicable amount budgeted under the Operating Budget or Capital Budget that has been approved by the Board of Directors, if such contract or commitment, together with any other such contract or commitment, involves a payment by the Company of more than $1 million in the aggregate, and (7) electing or removing officers or directors or members of any committee of the Board of Directors.

Compensation Committee

        The Compensation Committee held three meetings in 2001. The functions of the Compensation Committee include: (1) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company; (2) reviewing and commenting upon new executive compensation programs that the Company proposes to adopt; (3) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; (4) ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (5) participating in the preparation of certain portions of the Company's annual proxy statement; (6) if necessary, hiring a compensation expert to provide independent advice on compensation levels and (7) ensuring that the Company undertakes appropriate planning for management succession and advancement.

Audit Committee

        The Audit Committee held four meetings in 2001. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter, revised May 1, 2000, outlines the functions of the Audit Committee, which include: (1) recommending the engagement of an accounting firm to act as the Company's independent external auditor (the "Auditor"); (2) reviewing the Auditor's compensation, the proposed terms of its engagement, its independence and its performance during each year of its engagement; (3) reviewing the Company's annual financial statements and any significant disputes between management and the Auditor that arise in connection with the preparation of those financial statements; (4) reviewing the results of each external audit; (5) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries; (6) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements; (7) reviewing the adequacy of the Company's internal financial controls and (8) if the Company has appointed a Director of Internal Audit, meeting periodically with the individual to evaluate compliance with the foregoing duties. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Exhibit A.

Stock Option Committee

        The Stock Option Committee held two meetings in 2001 and transacted other business by Unanimous Written Consent. The Stock Option Committee is responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (the "Plans") including, without limitation, the following: (1) adopting, amending and rescinding rules relating to the Plans; (2) determining who may participate in the Plans and what awards may be granted to such participants; (3) granting awards to participants and determining the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant to the awards; (4) determining the terms and conditions of options automatically granted to directors pursuant to the Plans; (5) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans and (6) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

Conflicts Committee

        The Conflicts Committee held no meetings in 2001. However, the Committee did transact business by Unanimous Written Consent. The functions of the Conflicts Committee include: (1) reviewing proposed transactions between the Company and (a) interested directors, (b) the controlling stockholder, which is the parent of the Company and (c) other similar transactions that involve possible questions of conflicts or self-dealing; (2) reviewing transactions or conduct involving the Company and an "interested" director to determine whether the transaction is on at least as favorable terms to the Company as might be available from other third parties; (3) reviewing the fairness of a transaction having self-dealing elements to determine whether it is reasonably likely to further the Company's business activities; (4) reviewing the fairness of a transaction having self-dealing elements to determine whether the process by which the decision was approved or ratified is fair; (5) ensuring that minority public stockholders that are affected by a proposal receive fair treatment; (6) ensuring that all conflict-of-interest transactions are disclosed in the Company filings with the Securities and Exchange Commission and (7) if necessary, retaining an independent expert to determine the advisability of the Company's entering into a transaction involving a possible conflict of interest and to determine fair terms for such a proposed transaction.

Board and Committee Attendance and Compensation

        In 2001 the Board of Directors held seven meetings. All directors attended at least 75% of the Board meetings and the committee meetings on which each served.

Audit Fees

        For the year ended December 31, 2001, Deloitte & Touche, LLP, the Company's independent public accountants, will charge the Company approximately an aggregate of $85,000 for professional services rendered for the 2001 audit of the Company's financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year.

All Other Fees

        For the year ended December 31, 2001, Deloitte & Touche, LLP billed the Company approximately $35,000 for all other services not described above under the caption "Audit Fees" during such period.

Audit Committee Report

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors and the Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether the independent auditors' provision of non-audit services provided by the auditors to the Company is compatible with the firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee:

      Mr. Michael S. Noling;
      Mr. Howard J. Marsh; and
      Mr. George W. Roland

        The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

Compensation of Directors

        Under a compensation plan based on a study conducted by SCA Consulting LLC, the Board pays to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for attending regular meetings and $250 for each additional day of committee meetings attended.

Messrs. Khashoggi, Daoud, Noling, Marsh, and Roland as well as Mrs. Khashoggi are currently considered to be non-employee directors of the Company.

        The 1995 Stock Incentive Plan, as amended, provides that each non-employee director automatically be granted options to purchase 25,000 shares of the Company's Common Stock, effective at the conclusion of each such annual meeting. All such stock options will (i) vest 25% at the end of each calendar quarter following grant, provided the director holding the option continues to serve as director at the end of such quarter, and (ii) have an exercise price equal to the "fair market value" of the underlying shares, which is defined in the Plan as the closing trading price on the day before each annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of March 31, 2002, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the Chief Executive Officer of the Company and the executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 2001 (collectively, the "Named Executive Officers") and (iv) all directors and Named Executive Officers of the Company as a group.

Name and address(1)	Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding
Essam Khashoggi(2)(3)	61,402,769	48.10%
Simon K. Hodson(4)	5,240	*
John Daoud(5)	106,440	*
Layla Khashoggi(3)	80,240	*
Howard J. Marsh(6)	76,000	*
Michael S. Noling(8)	47,000	*
George W. Roland	—	*
D. Scott Houston(7)	542,000	*
Vincent J. Truant(10)	326,250	*
Richard M. DiPasquale(9)	149,500	*
Per J. Andersen(11)	585,000	*
Directors and Named Executive Officers as a group	63,295,439	49.63%
E. Khashoggi Industries, LLC	50,118,496	39.30%
EKINVESCO	8,585,234	6.73%

*
Indicates ownership of less than 1%.

(1)
The address of all individuals, entities and stockholder groups listed in the table is c/o EarthShell Corporation, 800 Miramonte Drive, Santa Barbara, California 93109.

(2)
Includes 50,118,496 shares held by E. Khashoggi Industries, LLC ("EKI"), and 8,585,234 shares held by EKINVESCO, each of which Mr. Khashoggi is the controlling owner. Also includes 2,618,799 shares held by other entities, including Concrete Technology Corporation ("CTC"), in which Mr. Khashoggi also has a controlling ownership interest. Mr. Khashoggi has sole voting and dispositive power with respect to all such 61,322,529 shares and is therefore deemed to be the beneficial owner of such shares.

(3)
Includes options to purchase 80,240 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(4)
Includes options to purchase 5,240 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable, but does not include any of the shares held by EKI or 860,871 shares held by CTC, in each of which Mr. Hodson holds a minority ownership interest.

(5)
Includes options to purchase 25,000 shares of EarthShell Common Stock from EKI which were issued to Mr. Daoud in his capacity as an officer of EKI and options to purchase 81,440 shares of Company's Common Stock issued under the 1995 Stock Incentive Plan, all of which are fully vested and exercisable.

(6)
Includes options to purchase 75,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(7)
Includes options to purchase 137,550 shares of Common Stock issued under the 1994 Stock Option Plan and options to purchase 504,450 shares of Common Stock issued under the 1995 Stock Incentive Plan, of which 517,000 shares are fully vested and exercisable.

(8)
Includes options to purchase 30,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.

(9)
Includes options to purchase 200,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, of which 147,500 are fully vested and exercisable.

(10)
Includes options to purchase 395,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, of which 276,250 shares are fully vested and exercisable.

(11)
Includes options to purchase 100,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, and options to purchase 460,000 shares of EarthShell Common Stock issued by EKI, all of which are fully vested and exercisable.

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

Name	Age	Position	Officer Since
Simon K. Hodson	47	Vice Chairman of the Board, Chief Executive Officer and President	1992
D. Scott Houston	47	Chief Financial Officer and Secretary	1992
Vincent J. Truant	54	Senior Vice President and Chief Marketing Officer	1998
Richard M. DiPasquale	44	Chief Technology Officer	2000
Per J. Andersen	42	Chief Science Officer	2001

        The following is a biographical summary of the experience of the five executive officers of the Company (other than Mr. Hodson, who is a director and is described above).

        D. Scott Houston has served as Chief Financial Officer for the Company since October 1999 and Secretary for the Company since December 1999. From January 1999 to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer of the Company. From August 1986 until joining the Company, he served EKI and its affiliates in various positions, including as Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

        Vincent J. Truant has served as Senior Vice President and Chief Marketing Officer since March 2001. From October 1999 to March 2001 he served as Senior Vice President, Marketing, Environmental Affairs and Public Relations for the Company since October 1999. From March 1999 to October 1999 he served as Vice President, Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President, Marketing and Sales. During a prior 14-year tenure at Sweetheart, Mr. Truant most recently served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiaries. Before joining Philip Morris Inc., Mr. Truant held key marketing and sales positions with both Miller Brewing Company and Eli Lilly & Company.

        Richard M. DiPasquale has served as Chief Technology Officer for the Company since April 2000 and served as a consultant to the Company from January 2000 to April 2000. From April 1998 to December 1999 Mr. DiPasquale served as Chief Operating Officer for Data Exchange and prior to that as President, US Operations. During a prior 19-year tenure at Owens Corning, Mr. DiPasquale most recently served as President, Latin America Operating Division and from 1995-1996 as plant manager in Battice, Belgium directing all operations, including P&L management, for the largest glass fiber manufacturing facility in Europe.

        Per Just Andersen has served as Chief Science Officer for the Company since January 2001. Dr. Andersen led EKI's technical development serving as Vice President of Product Engineering at EKI since he joined EKI from 1992 through December 2000. Dr. Andersen's prior professional experience includes work as a Project Manager and Industrial Researcher. From 1983 through 1992 Dr. Andersen served Royal Copenhagen Porcelain, the Technological Institute of Denmark and was a worldwide consultant in advanced concrete projects as a Senior Engineer at G.M. Idorn Consult, Inc. where he served as Manager of Materials Optimization and Instrumentation Development. Dr. Andersen has over 25 publications in international scientific journals, has co-authored several book chapters and has presented papers at professional meetings around the world. Dr. Andersen is a co-inventor of 43 issued U.S. patents and 29 issued foreign patents, as of April 17, 2002, all belonging to EKI.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to the Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights or makes any long-term incentive plan payouts during such period.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal year Ended December 31	Salary($)*		Bonus($)		Other Annual Compensation($)		Securities Underlying Options(#)
Simon K. Hodson Vice Chairman of the Board, Chief Executive Officer and President	2001 2000 1999	$500,000 500,000 500,000		— — —		$2,437 5,100 4,800	(2) (2) (2)	— — —
D. Scott Houston Chief Financial Officer and Secretary	2001 2000 1999	320,000 320,498 290,311	(5)	139,000 — 145,000	(3)	2,250 5,100 4,800	(2) (2) (2)	100,000 30,000 250,000	(4)
Vincent J. Truant Senior Vice President and Chief Marketing Officer	2001 2000 1999	275,000 275,000 231,266		278,000 — 351,000	(3)	2,156 5,100 4,800	(2) (2) (2)	100,000 20,000 200,000	(4)
Richard M. DiPasquale Chief Technology Officer	2001 2000 1999	250,000 177,083 —		139,000 — —	(3)	— 87,500 —	(1)	100,000 30,000 —	(4)
Per J. Andersen Chief Science Officer	2001 2000 1999	280,000 — —		139,000 — —	(3)	—		100,000 — —	(4)

*
The Company provides various perquisites to its executives which, in accordance with SEC regulations, are not itemized because their value is less than 10% of the executive's salary.

(1)
Represents compensation paid to Mr. DiPasquale from January 3, 2000 through April 14, 2001, when the Company employed him as a consultant.

(2)
Reflects payments under the Company's 401(k) plan.

(3)
On May 9, 2001 the Compensation and Option Committees approved a bonus in the form of a stock grant of 25,000 shares of common stock each to D. Scott Houston, Richard M. DiPasquale and Per J. Andersen, and 50,000 shares of common stock to Vincent J. Truant.

(4)
The closing price of the stock on the date of the grants was $3.67 per share and the Company paid the withholding tax on the grants. As additional bonus compensation, the Committee also approved the grant of fully vested incentive stock options to purchase 100,000 shares of the Company's common stock to each of the four executive officers. The options are for a term of ten years at a strike price of $3.67.

(5)
The $498 paid to Mr. Houston in 2000 over and above his $320,000 annual salary resulted from a disbursement to Mr. Houston under the 1999 Cafeteria 125 Flexible Spending Plan.

Stock Option Grants in 2001

        The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 2001 to the Named Executive Officers:

	Individual Grants				Potential Realizable Value at Assumed Rates of Stock Appreciation for Option Term(1)
Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2001	Exercise Price (per share)	Expiration Date	5%	10%
Simon K. Hodson Vice Chairman of the Board, Chief Executive Officer and President	—	—	—	—	—	—
D. Scott Houston Chief Financial Officer and Secretary	100,000	23%	$3.77	May 9, 2011	$614,093.27	$977,840.91
Vincent J. Truant Senior Vice President and Chief Marketing Officer	100,000	23%	$3.77	May 9, 2011	$614,093.27	$977,840.91
Richard M. DiPasquale Chief Technology Officer	100,000	23%	$3.77	May 9, 2011	$614,093.27	$977,840.91
Per J. Andersen Chief Science Officer	100,000	23%	$3.77	May 9, 2011	$614,093.27	$977,840.91

(1)
The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company would use the market price of the Common Stock on the date of grant to compute the potential realizable values.

Aggregated Option Exercises In 2001 and 2001 Year End Option Values

        The following table sets forth for the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

			Number of Securities Underlying Unexercised Options at Fiscal Year End 2001(1)
					Value of Unexercised In-The-Money Options at Fiscal Year End 2001
Name and Principal Position	Shares Acquired on Exercise	Value Realized
			Unexercisable	Exercisable	Unexercisable	Exercisable
Simon K. Hodson Vice Chairman of the Board, Chief Executive Officer and President	—	—	—	5,240	—	—
D. Scott Houston Chief Financial Officer and Secretary	—	—	125,000	517,000	—	—
Vincent J. Truant Senior Vice President and Chief Marketing Officer	—	—	118,750	276,250	—	—
Richard M. DiPasquale Chief Technology Officer	—	—	52,500	147,500	$26,250	$73,750
Per J. Andersen Chief Science Officer	—	—	—	560,000	—	—

(1)
The closing price of the Common Stock on the NASDAQ Market on December 31, 2001 was $2.00.

Employment Agreements and Arrangements

        Simon Hodson currently does not have a written employment agreement with the Company since his previous employment agreement expired on September 30, 2001. Mr. Hodson receives an annual salary of $500,000, subject to annual review and increase at the discretion of the Board of Directors. He may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Compensation Committee of the Board of Directors and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Mr. Hodson may be terminated at any time with or without cause.

        D. Scott Houston entered into an employment agreement with the Company effective October 15, 1993. Mr. Houston's employment agreement provides for an annual salary of $180,000, subject to annual review and increase at the discretion of the Board of Directors. The Board of Directors increased Mr. Houston's annual salary to $320,000, effective October 6, 1999. Mr. Houston's employment agreement provides that his employment is "at will" at the discretion of the Company, and that he may be terminated at any time with or without cause, upon thirty (30) days written notice.

        Vincent J. Truant entered into an employment agreement with the Company with a commencement date of May 1, 1998. The agreement provides for an annual salary of $225,000 and options to acquire 75,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. The Board of Directors increased Mr. Truant's annual salary to $250,000 on September 29, 1999. The Board of Directors further increased Mr. Truant's salary to $275,000 effective January 1, 2000. Mr. Truant may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. Truant and the Company, as determined by Mr. Truant and the Compensation Committee of the Board of Directors and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine and (ii) options or other rights to acquire the Company's Common Stock, under terms and conditions determined by the Stock Option Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Truant may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. Truant's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

        Richard M. DiPasquale entered into an employment agreement with the Company effective April 15, 2000. Mr. DiPasquale's employment agreement provides for an annual salary of $250,000. Under the terms of the Agreement, Mr. DiPasquale was issued options to acquire 30,000 shares of the Company's Common Stock at a purchase price of $4.00 per share. Mr. DiPasquale may also be entitled to receive an annual bonus and incentive compensation in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. DiPasquale and the Company. Pursuant to the terms of the agreement, the company agrees to pay up to $4,000 per year of professional organization dues and fees. Mr. DiPasquale may be terminated at any time with or without cause upon thirty (30) days written notice, provided that, if the Company terminates Mr. DiPasquale's employment for other than cause, he shall be entitled to severance pay equal to 100% of his annual base salary.

        Per J. Andersen entered into an employment agreement with the Company effective January 1, 2001 through November 30, 2002. Mr. Andersen's employment agreement provides for an annual salary of $280,000. Also under the terms of the Agreement, Mr. Andersen may be entitled to receive an annual bonus and incentive compensation in an amount equal to one year's base salary, provided certain financial and other milestones are met by Mr. Andersen and the Company. Through the term of the agreement Mr. Andersen may be terminated at any time with cause upon one-hundred eighty (180) days written notice. If the Company terminates Mr. Andersen's employment for other than cause, Mr. Andersen shall be entitled to receive severance pay equal to the lesser of (i) 100% of his annual salary, or (ii) the annual salary that would have been paid to Mr. Andersen had he continued to be employed by the Company through November 30, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

        Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2001.

Compensation Committee Interlocks and Insider Participation

        All decisions relating to executive compensation during 2001 were made by the Company's Compensation Committee, which was comprised of Messrs. Khashoggi, Marsh and Noling. Ms. Lynn Scarlett served on the Compensation Committee until she resigned from the Board of Directors effective July 21, 2001 and was replaced by Mr. Noling. None of the members were officers of the Company in 2001. Mr. Khashoggi is the controlling shareholder in EKI, the Company's principal stockholder with whom the Company has certain relationships and related transactions described below. Mr. Khashoggi owns a 48.10% beneficial ownership of the Company.

        Pursuant to an Amended and Restated License Agreement between the Company and EKI (the "License Agreement"), the Company has been granted a world-wide, exclusive, royalty-free license to utilize and sublicense others to utilize EKI's propriety technology in manufacturing, selling, and otherwise commercially developing EarthShell foodservice disposables. The License Agreement grants the Company exclusive rights to issued patents, pending patents and trade secrets to the extent that they relate to foodservice disposables produced from inorganic-based materials. The Company also has certain business, reporting, indemnification and confidentiality obligations under the License Agreement.

        The Company is currently in the process of finalizing an expansion to the exclusive licensing arrangement with EKI to exploit technology that is complementary to EarthShell's licensed technology but which is currently outside the scope of the License Agreement. The proposed expansion of the licensed technology will include food and sandwich wraps used as food service disposables, as well as certain food packaging applications not previously considered within the definition of food service disposables, including meat and deli trays, and noodle bowls used for packaging instant noodles. EKI has previously granted to the Company priority rights to license certain product applications from EKI's subsidiary. Effective January 1, 2001 the Company commenced paying $100,000 a month to EKI for the exclusive negotiating rights to this technology. The Company has the right to terminate the exclusive licensing arrangement on thirty days notice, and during the period that the monthly licensing fees are paid, the EKI subsidiary will render technical services requested by the Company at the subsidiary's cost (including an allocable share of indirect costs).

        On February 16, 1998, EKI entered into a patent purchase agreement with a third party for the purchase of certain technology that is applicable to starch-based disposable packaging. Pursuant to the terms of the License Agreement, EKI is licensing such technology to the Company. In connection with this purchase, the Company entered an agreement to pay to EKI (for payment to the seller of the technology) $3.5 million on or about December 31, 2003. The Company's obligation will be reduced by

5% of the purchase price of any equipment purchased by EKI, the Company or its licensees or joint ventures from the seller of the technology. In addition, the Company is required to pay $3 million over the five-year period commencing January 1, 2004 if EKI, the Company or the Company's licensees or joint ventures have not purchased, by December 31, 2003, at least $35 million of equipment from the seller of the technology and if EKI, the Company or the Company's licensees or joint ventures actively use the purchased technology.

  Agreement for Allocation of Patent Costs

        In prior years, under an Amended and Restated Agreement for the Allocation of Patent Costs (the "Patent Agreement"), the Company reimbursed EKI for the costs and expenses incurred in filing, prosecuting, acquiring and maintaining certain patents and patent applications relating to the technology licensed to the Company under an License Agreement. Effective January 1, 2001, EarthShell assumed direct responsibility to manage and maintain the patent portfolio underlying the License Agreement with EKI and to pay directly all related costs.

  Termination of Prior Technical Services Agreement

        As of January 1, 2001, the Company terminated the prior Technical Services Agreement (pursuant to which EKI rendered technical services to the Company at scheduled hourly billing rates) and hired directly from EKI the scientific, technical and administrative personnel it required for its business operations. The Company did not assume any accrued compensation obligations in connection with the transfer of the employees, and EKI remained obligated to pay all accrued vacation, severance and sick pay liabilities. Effective also on January 1, 2001, the Company assumed direct responsibility for the lease obligations related to the Company's office and laboratory space in Santa Barbara and entered into a new lease for such space (cancelable on six-months' notice) beginning April 1, 2001. The Company also purchased from EKI certain operating equipment and machinery, furniture, supplies, tools and leasehold improvements to facilitate the transfer of the EKI employees to the Company. The Company paid $900,000 for the assets. The Company verified with third party sources that the purchase price of the assets purchased did not exceed the fair market value.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 2001 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the officers that are named in the compensation tables.

Compensation Committee Charter

        The Compensation Committee is charged with the following responsibilities:

  •
  reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;

  •
  reviewing and commenting on new executive compensation programs that the Company proposes to adopt;

  •
  periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

  •
  ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;

  •
  participating in the preparation of certain portions of the Company's annual proxy statement;

  •
  if necessary, hiring a compensation expert to provide independent advice on compensation levels; and

  •
  ensuring that the Company undertakes appropriate planning for management succession and advancement.

Compensation Philosophy

        The primary objective of the Company's executive compensation program is to help the Company achieve its strategic business objectives and to create value for the Company's stockholders by attracting, motivating and retaining highly qualified employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. The compensation program strives to align compensation methods with stockholder interests to achieve desired results and, above all, to pay for performance.

Compensation Components

        The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers the executive's overall value to the Company including past and expected contributions by the officer to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

        Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee references this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

        Base Salary.    The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will continue to rely on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

        Pursuant to an employment agreement effective October 15, 1993, Mr. D. Scott Houston, Chief Financial Officer and Secretary received base compensation during 2001of $320,000, reflecting the effects of various adjustments since 1993. The Company paid base compensation to Mr. Vincent Truant, Senior Vice President and Chief Marketing Officer, in the amount of $275,000 for his services to the Company during 2001. The Company paid base compensation to Mr. Richard DiPasquale, Chief Technology Officer, in the amount of $250,000 for his services to the Company during 2001. In addition, the Company paid a base salary to Mr. Per J. Andersen, Chief Science Officer in the amount of $280,000 for his services to the Company during 2001.

        Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon their assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels. The Compensation Committee of the Board of Directors made no executive salary adjustments in 2001.

        Bonus.    Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which shall be determined in the sole discretion of the Compensation Committee.

        The Compensation Committee also may consider bonus compensation in light of the accomplishment of specific milestones developed by management in support of the annual strategic plan.

        On May 9, 2001, the Compensation Committee met to review and consider the performance of senior management following the acceptance by McDonalds Corporation® of the design of the EarthShell Packaging Container for the Big Mac® sandwich and its approval of the product for use in portions the McDonalds system. The Committee granted to individual members of management a bonus consisting of a combination of stock grants and fully vested stock options issued under the 1995 Stock Incentive Plan as follows;

	Stock Grants	Stock Options
Per J. Andersen	25,000	100,000
Richard M. DiPasquale	25,000	100,000
D. Scott Houston	25,000	100,000
Vincent Truant	50,000	100,000

        The Company also paid the withholding taxes on the stock grants.

        The value of the stock grants and associated withholding taxes are reflected in the executive compensation schedule under bonuses. The stock options granted are reflected in the Stock Options Grant table.

        Stock Options.    The Compensation Committee believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with stockholder interests. The Stock Option Committee, comprised of members of the Board of Directors, may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan. As noted above, in 2001, options to acquire 100,000 shares of the Company's Common Stock at a purchase price of $3.67 per share were granted to each of Messrs. Andersen, DiPasquale, Houston and Truant. The option price per share is equal to the closing price of the Company's Common Stock on the date of grant.

        The Stock Option Committee will continue to consider various methods to provide additional incentives to management and employees of the Company, including granting additional stock options and/or restricted stock. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amount of prior grants.

Compensation to Chief Executive Officer in 2001

        Mr. Simon Hodson, the Company's Chief Executive Officer, received base compensation of $500,000 during 2001. The Board of Directors initially established Mr. Hodson's base salary prior to the formation of the Compensation Committee. It was based on the Board's assessment that Mr. Hodson was uniquely qualified to lead the Company through its early development stages. The Board determined that his vision for the Company, both from a technical and business viewpoint, would be pivotal to bringing the Company to the verge of commercializing its first product lines.

        A founder of the Company and co-innovator of the technology, Mr. Hodson has been a driving force in making the Company—as a corporation and as a new packaging concept—a reality. His concern for the environment, coupled with his visionary leadership and commitment, has helped the Company achieve its current state of development. The Compensation Committee, therefore, concluded that the $500,000 base salary compensation was appropriate for 2001.

        Mr. Hodson owns a minority interest in EKI, the Company's majority stockholder.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 2001 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate.

Submitted by the Company's Compensation Committee

Essam Khashoggi Michael S. Noling Howard J. Marsh

STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total return of the Company, the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group (USA). The measurement period for the comparison of the cumulative total return is from March 24, 1998, the first day of trading of the Common Stock on the National Association of Securities Dealers Automated Quotation System National Market (the "NASDAQ Market"), to December 31, 2001. The comparison assumes $100 was invested on March 24, 1998 in the Company's Common Stock and the foregoing index and assumes reinvestment of dividends before consideration of income taxes.

        The stock performance depicted in the graph below is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

Comparison of Cumulative Total Shareholder Return
Since March 24, 1998

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        All relationships and related transactions reported in this Proxy Statement are described under the caption "Compensation Committee Interlocks and Insider Participation."

OTHER MATTERS

        Submission of Stockholder Proposals for Next Year's Annual Meeting.    Stockholders interested in presenting a proposal for consideration at the Company's 2003 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholder proposals must be received by the Company's Secretary at the Company's offices at 800 Miramonte Drive, Santa Barbara, California 93109 no later than December 15, 2002. Stockholders who intend to present a proposal at the 2003 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal no later than February 28, 2003.

        Other Matters.    The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than the election of directors described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

        Annual Report.    The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 2001, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 800 MIRAMONTE DRIVE, SANTA BARBARA, CALIFORNIA 93109-1419.

        ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

D. Scott Houston Secretary
Santa Barbara, California April 18, 2002

EXHIBIT A
RESPONSIBILITIES OF THE AUDIT COMMITTEE
Revised 5/1/00

        1.    Members. (i) The Board of Directors of EarthShell Corporation, a Delaware corporation (the "Company") shall appoint an audit committee (the "Audit Committee") of at least three (3) members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For purposes hereof, "independent" shall mean a director who meets the National Association of Securities Dealers' (the "NASD") definition of "Independent Director."

          (ii)  Each member of the Audit Committee must be financially literate and at least one (1) member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the rules of the NASD.

        2.    Purposes, Duties, and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

          (i)    Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditor of the Company (the "Independent Auditor"), which firm shall be ultimately accountable to the Board of Directors through the Audit Committee;

          (ii)  Review with the Independent Auditor its audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters;

          (iii)  Review with the Independent Auditor the written statement from the Independent Auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the Independent Auditor and, based on such review, assess the independence of the Independent Auditor and take (or recommend that the full Board of Directors take) appropriate action to oversee the independence of the Independent Auditor;

          (iv)  Review and discuss with management and the Independent Auditor the Company's annual audited financial statements, including without limitation a discussion of the Independent Auditor's judgment as to the quality of the Company's accounting principles and of any significant disputes between management and the Independent Auditor that may arise in connection with the preparation of those financial statements;

          (v)  Review with management and the Independent Auditor the results of any significant matters identified as a result of the Independent Auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible;

          (vi)  Review the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries;

          (vii) Recommend to the Board of Directors whether, based on the review and discussions described in paragraphs (iii) through (v) above, the financial statements should be included in the Annual Report on Form 10-K;

          (viii)  Review the adequacy of the Company's internal financial controls;

          (ix)  Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports;

A-1

          (x)  Review material pending legal proceedings involving the Company and other contingent liabilities;

          (xi)  If the Company has appointed a Director of Internal Audit, meet periodically with such Director to evaluate compliance with the foregoing duties; and

          (xii) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Audit Committee determines changes are appropriate.

        3.    Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four (4) times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the Independent Auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to stockholders as are required by applicable regulations or as are deemed advisable in the Audit Committee's judgment. The majority of the members of the Audit Committee shall constitute a quorum.

A-2

EARTHSHELL CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Simon K. Hodson and D. Scott Houston, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 29, 2002, at 10:00 a.m. Pacific Daylight Time, at the Fess Parker's DoubleTree Resort, 633 E. Cabrillo Boulevard, Santa Barbara, California, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1)	ELECTION OF DIRECTORS
	☐	For the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below
If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
		ESSAM KHASHOGGI SIMON K. HODSON JOHN DAOUD		LAYLA KHASHOGGI HOWARD J. MARSH GEORGE W. ROLAND
(2)	OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EARTHSHELL CORPORATION

        Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.

Date	Signature
Signature (if held jointly)
Please sign your name exactly as it appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

        WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

        I/we plan ☐                    do not plan ☐                    to attend the stockholders meeting.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2002
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
EXHIBIT A RESPONSIBILITIES OF THE AUDIT COMMITTEE Revised 5/1/00
EARTHSHELL CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS